Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 10, 2013 relating to the combined financial statements of Frank’s International N.V., which appear in Frank’s International N.V.’s prospectus filed pursuant to Rule 424(b) in connection with its Registration Statement on Form S-1 (No. 333-188536). We also consent to the reference to us under the heading “Experts” in the Registration Statement on Form S-8.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

August 13, 2013